UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

May 9, 2012 (May 8, 2012)

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BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

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Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2012, Pacific Coast Oil Trust (the “Trust”), which was formed by Pacific Coast Energy Company LP (“PCEC”), formerly named BreitBurn Energy Company L.P., completed its initial public offering (the “Trust IPO”). BreitBurn Energy Partners L.P. (the “Partnership”) has no direct or indirect ownership interest in PCEC or the Trust. Certain of the executive officers of the general partner of the Partnership are also executive officers of the general partner of PCEC and investors in PCEC.

As part of the Trust IPO, PCEC conveyed net profits interests in its oil and natural gas production from certain of its properties to the Trust in exchange for Trust units. PCEC's assets consist primarily of producing and non-producing crude oil reserves located in Santa Barbara, Los Angeles and Orange Counties in California, including certain interests in the East Coyote and Sawtelle Fields. Prior to the Trust IPO, PCEC operated the East Coyote and Sawtelle Fields for the benefit of itself and the Partnership, which owned the non-operated interests in the East Coyote and Sawtelle Fields, and the Partnership paid an operating fee to PCEC. PCEC owned an average working interest of approximately 5.0% in the two fields and also held a 35% reversionary interest in the two fields under the Amended and Restated Agreement of Limited Partnership (the “BEPI Partnership Agreement”) of BreitBurn Energy Partners I, L.P (“BEPI”), dated as of May 5, 2003, by and between BEP (GP) I, LLC (“BEP”), as general partner, and the Partnership, as limited partner, which reversionary interest was expected to result in an increase in PCEC’s ownership interests in the properties during the second quarter of 2012.

Dissolution Agreement

In connection with the closing of the Trust IPO, the Partnership, PCEC, BEP, BEPI and certain other parties entered into a Dissolution Agreement, dated as of May 8, 2012, and effective as of April 1, 2012 (the “Dissolution Agreement”). Pursuant to the Dissolution Agreement, the Partnership and PCEC agreed to dissolve the BEPI partnership, liquidate the properties and assets of BEPI, distribute the properties and assets of BEPI to the Partnership and PCEC and terminate BEPI, effective April 1, 2012. The Partnership and PCEC also agreed to amend the BEPI Partnership Agreement to implement such dissolution, liquidation and termination. In addition, pursuant to the Dissolution Agreement, PCEC's ownership interest in the East Coyote and Sawtelle Fields was increased in accordance with its reversionary rights effective April 1, 2012, and PCEC agreed to convey and transfer to a wholly-owned subsidiary of the Partnership an interest in the Sawtelle Field that was previously held by PCEC separately from BEPI. As a result of these transactions, the Partnership’s working interest in the East Coyote and Sawtelle Fields is now approximately 62.4%.

In accordance with the Dissolution Agreement, BreitBurn Operating L.P. (“BOLP”), a wholly-owned subsidiary of the Partnership, has become the operator of the East Coyote and Sawtelle Fields and has entered into separate operating agreements with PCEC with respect to each of the East Coyote and Sawtelle Fields. As a result, the Partnership will no longer pay an operating fee to PCEC. Pursuant to the operating agreements, PCEC has agreed to pay a development fee equal to 5% of the cost of development of the properties, and upon termination of the Third Amended and Restated Services Agreement (as described below), an operating fee of 15% of the cost of operating the properties. Pursuant to the Dissolution Agreement, the parties agreed to enter into the Third Amended and Restated Administrative Services Agreement (as described below) and the First Amendment to Omnibus Agreement (as described below). In addition, PCEC agreed to obtain certain D&O liability insurance on the Partnership’s behalf. PCEC also agreed to pay $250,000 to the Partnership, and certain legal fees incurred by the Partnership, in connection with the transactions contemplated by the Dissolution Agreement.

The foregoing description of the Dissolution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Dissolution Agreement, which will be filed with our Quarterly Report on Form 10-Q.

Amendment No. 1 to BEPI Partnership Agreement

In connection with the Trust IPO and pursuant to the Dissolution Agreement, BEP, as general partner, and the Partnership, as limited partner, entered into Amendment No. 1 to the BEPI Partnership Agreement, dated as of May 8, 2012 (“Amendment No. 1 to the BEPI Partnership Agreement”). Pursuant to Amendment No. 1 to the BEPI Partnership Agreement, the parties agreed to amend BEPI’s liquidation and termination provisions to provide that, upon dissolution of BEPI by consent of BEP, as general partner, and the Partnership, as limited partner, BEP shall act as the liquidator and shall wind up BEPI’s affairs and shall distribute the properties and assets of BEPI as provided in any dissolution agreement signed by BEP and the Partnership.

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The foregoing description of the Amendment No. 1 to the BEPI Partnership Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 1 to the BEPI Partnership Agreement, which will be filed with our Quarterly Report on Form 10-Q.

Third Amended and Restated Administrative Services Agreement

PCEC has no employees, executive officers or directors, and is managed by its general partner.  All of the executive officers of PCEC are employees of BreitBurn Management Company, LLC (“BreitBurn Management”), which is a wholly-owned subsidiary of the Partnership.  In August 2008, BreitBurn Management entered into a Second Amended and Restated Administrative Services Agreement (the “Second Amended and Restated Administrative Services Agreement”) with PCEC, pursuant to which BreitBurn Management manages the operations of PCEC and provides administrative services to PCEC. These services include operational functions such as exploitation and technical services, petroleum and reserves engineering and executive management, and administrative services such as accounting, information technology, audit, human resources, land, business development, finance and legal. These services are provided in exchange for a monthly fixed fee for indirect expenses and reimbursement for all direct expenses, including incentive compensation plan costs and direct payroll and administrative costs related to PCEC properties and operations. For the first three months of 2012, the monthly fixed fee paid by PCEC for indirect expenses was $571,000.

In connection with the completion of the Trust IPO, BreitBurn Management and PCEC entered into the Third Amended and Restated Administrative Services Agreement, dated as of May 8, 2012, and effective as of April 1, 2012 (the “Third Amended and Restated Administrative Services Agreement”), which amended and restated the Second Amended and Restated Administrative Services Agreement. Pursuant to the Third Amended and Restated Administrative Services Agreement, PCEC has agreed to pay to BreitBurn Management a monthly fixed fee of $700,000 for indirect costs, including general and administrative costs, relating to the performance of Services (as defined in the Third Amended and Restated Administrative Services Agreement) from April 1, 2012 through August 31, 2014. After August 31, 2014, the monthly fixed fee for such indirect costs will be determined on a biannual basis. PCEC will also reimburse BreitBurn Management monthly for all Third Party Costs, LTIP Costs and Direct Costs (as such terms are defined in the Third Amended and Restated Administrative Services Agreement) relating to the performance of Services for PCEC.

The initial term of the Third Amended and Restated Administrative Services Agreement is April 1, 2012 through August 31, 2014. In the absence of written notice delivered to the other party by either party to the agreement of its intention not to continue under the terms of the agreement, given no later than 180 days before August 31, 2014, and each successive anniversary thereof, provided that a new monthly fixed fee has been determined by the parties, the term of the agreement will be extended for one additional calendar year until either or both parties have given notice of their intention to terminate.

PCEC may terminate the Third Amended and Restated Administrative Services Agreement by giving written notice of such termination to BreitBurn Management upon (1) a PCEC Change in Control (as defined in the Third Amended and Restated Administrative Services Agreement), (2) a BBEP Change in Control (as defined in the Third Amended and Restated Administrative Services Agreement), (3) a BreitBurn Management Change in Control (as defined in the Third Amended and Restated Administrative Services Agreement), or (4) BreitBurn Management’s failure to pay its employees providing services within 30 days of the date such employees’ payment is due, subject to the terms of the Third Amended and Restated Administrative Services Agreement. In addition, PCEC may terminate the Third Amended and Restated Administrative Services Agreement by giving 180 days prior written notice of such termination to BreitBurn Management. BreitBurn Management may terminate the Third Amended and Restated Administrative Services Agreement upon a PCEC Change in Control. In the event that PCEC, the Partnership or BreitBurn Management becomes bankrupt or dissolves or commences liquidation or winding-up, the Third Amended and Restated Administrative Services Agreement will automatically terminate without notice to the other party.

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If the Third Amended and Restated Administrative Services Agreement is terminated prior to August 31, 2014 by PCEC, upon (1) a PCEC Change in Control, (2) a BBEP Change in Control or BreitBurn Management Change in Control due to the fact that both Halbert Washburn and Randall Breitenbach are no longer employed as CEO and President of the Partnership or BreitBurn Management, respectively, or (3) 180 days prior written notice, or by BreitBurn Management, upon a PCEC Change in Control, PCEC shall be obligated to promptly reimburse BreitBurn Management for its reasonable expenses incurred in reducing its staffing, including, but not limited to reasonable severance payments, up to a maximum of the lesser of two times the monthly fee in effect at the date of such termination and $2,000,000.

The foregoing description of the Third Amended and Restated Administrative Services Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Administrative Services Agreement, which will be filed with our Quarterly Report on Form 10-Q.

First Amendment to Omnibus Agreement

In connection with the Trust IPO, the Partnership, BreitBurn GP, LLC and BreitBurn Management entered into the First Amendment to Omnibus Agreement, dated as of May 8, 2012, with PCEC, Pacific Coast Energy Holdings LLC, formerly known as BreitBurn Energy Holdings, LLC, and PCEC (GP) LLC, formerly known as BEC (GP) LLC (the “First Amendment to Omnibus Agreement”). Pursuant to the First Amendment to Omnibus Agreement, the parties agreed to amend the Omnibus Agreement among the parties, dated as of August 26, 2008 (the “Omnibus Agreement”), to remove Article III of the Omnibus Agreement, which contained the Partnership’s right of first offer with respect to the sale of assets by PCEC and its affiliates.

The foregoing description of the First Amendment to Omnibus Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the First Amendment to Omnibus Agreement, which will be filed with our Quarterly Report on Form 10-Q.

Item 1.02. Termination of a Material Definitive Agreement.

The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 9, 2012

BREITBURN ENERGY PARTNERS L.P.

By: BREITBURN GP, LLC,
its general partner

By:	/s/Gregory C. Brown
Gregory C. Brown
General Counsel and Executive Vice President

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